Exhibit 99.1

SEPARATION AGREEMENT, dated as of November 16, 2004 (the “Agreement”), by and among Remington Arms Company, Inc., a Delaware corporation (the “Company”), RACI Holding, Inc., a Delaware corporation and parent of the Company (“Holding”), and Samuel G. Grecco (“Executive”).

W I T N E S S E T H :

WHEREAS, the Company and Executive entered into an Employment Agreement, dated as of August 18, 1999 (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement, Executive is currently employed as Vice President, Accessories and Licensing Products;

WHEREAS, Executive holds 77 shares of the common stock (“Common Stock”) of Holding (collectively, “Shares”) pursuant to a Management Stock Subscription Agreement between Holding and Executive (the “Stock Subscription Agreement”), 2,530 deferred shares of Common Stock (collectively, “Deferred Shares”) pursuant to several Deferred Share Agreements between Holding and Executive (collectively, the “Deferred Share Agreements”) and options to purchase 454 shares of Common Stock (collectively, “Options”) pursuant to a Management Stock Option Agreement between Holding and Executive (the “Option Agreement”), none of which will have vested as of the Termination Date (as defined below);

WHEREAS, the Company has determined to terminate the Executive’s employment with the Company, effective as of October 31, 2004 (the “Termination Date”);

WHEREAS, Executive has provided loyal and valuable service to the Company and the Company recognizes Executive’s significant contribution to the Company and its shareholders;

WHEREAS, the Company believes that it is in its best interest to retain the continued services of Executive following Executive’s retirement from active employment on the terms and conditions contained herein;

WHEREAS, Executive and the Company have agreed to extend certain covenants and restrictions concerning noncompetition, nondisclosure and nonsolicitation following termination of Executive’s employment in exchange for certain payments to be made hereunder; and

WHEREAS, Holding, the Company and Executive wish to agree upon the consequences of the termination Executive’s employment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, Holding, the Company and Executive hereby agree as follows:

1. Certain Definitions. For purposes of this Agreement, all capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Employment Agreement.

2. Termination of Employment. Effective as of the Termination Date, Executive’s active employment with the Company is hereby terminated and Executive hereby resigns from his position as Vice President, Accessories and Licensing Products and from each other position he then holds with the Company or any of its direct or indirect subsidiaries or affiliates.

3. Consequences of Executive’s Retirement Under Certain Agreements.

(a) In General. Holding, the Company and Executive each hereby acknowledges and agrees that, for purposes of the Employment Agreement, the Stock Subscription Agreement, the Deferred Share Agreements and the Option Agreement the termination of Executive’s employment is and will be treated solely as a termination by the Company without Cause.

(b) Employment Agreement. Effective on the Termination Date, the Employment Period shall expire and, in consideration of Executive’s execution of this Agreement and the General Release of All Claims attached hereto as Exhibit A (the “Release”) and the services to be provided by Executive pursuant to Section 5 hereof, and subject to Section 3(d) hereof, the Company shall pay or make available to the Executive, as applicable, (i) during the period commencing on the Termination Date and ending on the second anniversary of the Termination Date (the “Service Period”), payment of 75 percent of the value of the Base Salary, or $152,625.00, in the first year of the Service Period and payment of 25 percent of the value of the Base Salary, or $50,875.00, in the second year of the Service Period, in each case in substantially equal installments in accordance with the Company’s regular payroll practices, (ii) during the period ending on the later of the first anniversary of the Termination date and the completion of the Service Period, the Continued Benefits, (iii) during the Service Period, the employee discount applicable to purchases of Remington products at the rate in effect from time to time, (iv) executive outplacement services having a value of up to $10,000, (v) at the time annual bonuses for services rendered in calendar year 2004 are paid to senior executives of the Company, payment of an amount equal to the product of (x) the annual incentive compensation bonus that would have been payable to Executive pursuant to the terms of the Employment Agreement if (A) Executive’s employment with the Company had continued until December 31, 2004 and (B) the Executive had achieved (but not exceeded) the target performance objectives applicable under the Employment

Agreement for calendar year 2004, multiplied by (y) a fraction, the numerator of which is equal to the number of days in the period from January 1, 2004 to the Termination Date and the denominator of which is 365, and (vi) payment of any benefits payable to Executive under any applicable employee benefit plan, policy or practice of the Company in which Executive was a participant on or prior to the Termination Date, such payments to be made in accordance with the generally applicable provisions of such plans, policies and practices. In addition, following the termination of the Service Period Executive shall be entitled to continued participation, at his own option and expense (including, without limitation, the payment of applicable premiums at the rates in effect for active employees), in the health and dental plans of the Company as may be in effect from time to time. Notwithstanding the foregoing, Executive acknowledges that in lieu of offsetting the amounts payable pursuant to this paragraph, Executive waives any rights he may have under any plan, policy or practice providing for severance or termination benefits or annual incentive compensation.

Effective as of the Termination Date, the Employment Agreement will terminate in its entirety without any further liability or obligation on the part of the Company or any of its subsidiaries or affiliates or Executive thereunder, except that the provisions of Sections 8, 10, 11, 12, 13, 14 and 17, all of which provisions are incorporated herein by reference, shall survive the termination of Executive’s employment and thereafter shall remain in full force and effect. Notwithstanding the foregoing, the provisions of Section 19(h) of the Employment Agreement relating to the survival of Section 7(f) of the Employment Agreement will terminate effective as of the Termination Date and will not be incorporated herein by reference.

(c) Purchase of Shares. Holding, the Company and Executive each hereby acknowledges and agrees that as of the Termination Date, Executive (i) holds 77 Shares and 2,530 Deferred Shares and that, subject to the Company’s obtaining the requisite consents under the Credit Agreement by and among the Company, Wachovia Bank, National Association and the other lenders thereunder dated January 24, 2003, Holding will pay to Executive $220.31 for each such Share and $220.31 for each such Deferred Share and (ii) Executive holds 454 Options, each of which shall be terminated and cancelled without payment as of the Termination Date in accordance with the terms of the Option Agreement. Contemporaneously with the execution and delivery of this Agreement, Executive and Holding agree to execute a Share Repurchase and Deferred Share and Option Cancellation Agreement with respect to the purchase of the Shares, the payment in respect of the Deferred Shares and the cancellation of the Options.

(d) Executive understands and agrees that his receipt of the payments and benefits set forth in Section 3(b) hereof are conditioned on Executive’s execution and delivery of the Release and performance of all of his duties hereunder (including, but not limited to, his obligations under Sections 5, 6, 7 and 8 hereof) and in the event of his material breach of any of his duties and obligations, his failure to execute and deliver the

Release by the end of the 21st day after the execution and delivery of this Agreement or his revocation of the Release, all rights of Executive to any further payments or benefits under this Agreement shall immediately be extinguished and the Service Period shall be deemed terminated. Executive hereby acknowledges his understanding of the significant tax consequences to him under this Agreement, and understands that and agrees that he is responsible for all income and other taxes incurred in respect of the benefits and payments provided to him under this Agreement.

4. Executive’s Release of Claims. In consideration of the payments provided for in Section 3(b) above and in accordance with Section 7(f) of the Employment Agreement, Executive hereby agrees to execute and deliver to the Company on the Termination Date the Release.

5. Continued Services. (a) During the Service Period, Executive shall provide to the Company and its subsidiaries, parents and affiliates, including Holding, (the “Company Group”) continued services, on a part-time basis, commensurate with his status and experience with respect to such matters as shall be reasonably requested from time to time by the Company. Executive and the Company agree that such services shall not require more than 20 hours per week of Executive’s time.

(b) Executive shall not, solely by virtue of the consulting services provided hereunder, be considered to be an officer or employee of any member of the Company Group and shall not have the power or authority to contract in the name of or bind any member of the Company Group. Executive shall not, by reason of the services performed pursuant to this Section 5, be entitled to participate in any employee benefit plan made available to any employee of any member of the Company Group. Notwithstanding the foregoing, during the Service Period Executive will be deemed an employee for purposes of crediting years of service under the Remington Arms Company, Inc. Pension and Retirement Plan and the Remington Supplemental Pension Plan.

(c) This agreement to provide consulting services is personal to the Executive and all of the consulting services required of the Executive hereunder shall be performed personally by him.

(d) Expenses. The Company shall reimburse Executive for such reasonable travel, lodging and other appropriate expenses incurred by Executive in the course or on account of rendering consulting services hereunder, subject to the submission by the Executive of evidence of such expenses in a form reasonably satisfactory to the Company.

6. Non-Competition. During the Service Period, Executive shall not, directly or indirectly, engage in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of any business or entity which is engaged in the manufacture, sale, distribution or production of products related to hunting and fishing which are competitive in any geographic area with any products manufactured, sold, distributed or produced by the Company or any of its subsidiaries. Executive agrees and acknowledges that the Company and its subsidiaries are engaged in business and sell and distribute their products throughout the United States and other jurisdictions throughout the world, and that it would not be reasonable to limit the geographic scope of this covenant to any particular geographic location.

7. Non-Solicitation of Employees. During the Service Period, Executive shall not, directly or indirectly, for his own account or for the account of any other person or entity with which he is or shall become associated in any capacity, (a) solicit for employment, employ or otherwise interfere with the relationship of the Company with any person who at any time during the six months preceding such solicitation, employment or interference is or was employed by or otherwise engaged to perform services for the Company other than any such solicitation on behalf of the Company, or (b) induce any employee of the Company who is a member of management to engage in any activity which Executive is prohibited from engaging in under any of Sections 6, 7 or 8 hereof or to terminate his employment with the Company.

8. Non-Solicitation of Customers. During the Service Period, Executive shall not, directly or indirectly, solicit or otherwise attempt to establish for himself or any other person, firm or entity (other than the Company or its subsidiaries or affiliates) any business relationship of a nature that is competitive with the business or relationship of the Company with any person, firm or corporation which during the twelve-month period preceding the date his employment with the Company terminated was a customer, client or distributor of Employer or any of their respective subsidiaries.

9. Injunctive Relief with Respect to Covenants. Executive acknowledges and agrees that the covenants and obligations of Executive with respect to non-competition and non-solicitation relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause Employer irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of the covenants and obligations referred to in this Section 9. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have at law or in equity. If the Company does not prevail in obtaining any such injunctive relief, the Company shall reimburse Executive for any legal expenses incurred by him in defending the imposition of such injunctive relief.

10. Entire Agreement; Related Documents. This Agreement (including Exhibit A hereto) together with the Share Repurchase and Deferred Share and Option Cancellation Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. All prior correspondence and proposals (including summaries of proposed terms) and all prior promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, the Employment Agreement, the Stock Subscription Agreements and any other agreements made to or with Executive by any other person or entity) are merged herein and superseded hereby.

11. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of Holding, the Company and their respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto. Each of Holding and the Company may effect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (whether by purchase, merger, consolidation or otherwise).

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina.

(c) Taxes. The Company may withhold from any payments made under this Agreement all federal, state, city or other applicable taxes as shall be required by law.

(d) Amendments. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board of Directors of the Company and is agreed to in writing by Executive. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

(e) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(f) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(A)	if to the Company, to it at:

c/o Remington Arms Company, Inc.

Post Office Box 700

Madison, North Carolina 27025

Attention: Chief Financial Officer

(B)	if to Holding, to it at:

RACI Holding, Inc.

c/o Remington Arms Company, Inc.

870 Remington Drive

Madison, North Carolina 27025

(C)	if to Executive, to him at the address set forth on the signature page hereof.

Copies of any notices or other communications given under this Agreement shall also be given to:

Bruckmann, Rosser, Sherrill & Co., Inc.

126 East 56th Street

New York, NY 10022

Attention: Stephen C. Sherrill

Clayton, Dubilier & Rice, Inc.

375 Park Avenue

New York, New York 10152

Attention: Mr. Donald J. Gogel

and

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Franci J. Blassberg, Esq.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(h) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

IN WITNESS WHEREOF, the Company and Holding have duly executed this Agreement by their authorized representatives and Executive has hereunto set his hand, in each case effective as of the date first above written.

REMINGTON ARMS COMPANY, INC.

By:	/s/ Mark A. Little
Name:	Mark A. Little
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

RACI HOLDING, INC.

By:	/s/ Mark A. Little
Name:	Mark A. Little
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

/s/ Samuel G. Grecco
Samuel G. Grecco

Address: [Completed]

EXHIBIT A

GENERAL RELEASE OF ALL CLAIMS

WHEREAS, I, Samuel Grecco, understand and agree that my employment with Remington Arms Company, Inc. and each and every subsidiary and affiliate thereof (hereinafter the “Company” as defined below) terminated on October 31, 2004; and

WHEREAS, the Company has agreed to provide me with certain post-employment benefits to which I would not have otherwise been entitled; and

WHEREAS, I, Samuel Grecco, acknowledge that I have been provided all monies owed through the date I sign this General Release of All Claims (the “Release”) and that the Company has satisfied all obligations to me arising out of or relating to my employment with the Company or separation from such employment through the date I sign this Release; and

NOW, THEREFORE, in consideration of the promises set forth herein, I, Samuel Grecco, on behalf of myself, my agents, representatives, administrators, receivers, trustees, executives, successors, heirs, designees, legal representatives, assignees and attorneys hereby irrevocably and forever release and discharge the Company (defined herein to include Remington Arms Company, Inc., and all affiliated or related companies, parents, divisions, or subsidiaries, whether said entities are incorporated, unincorporated associations or partnerships and their owners, shareholders, officers, directors, agents, attorneys, partners, employees, successors and assigns) from any and all claims, demands, actions or causes of action, of any kind or nature, past or present, known or unknown, arising out of, or in any way connected with, my employment or my separation from employment, including but not limited to any claims or demands for the following: wrongful discharge; breach of an implied or expressed employment contract; negligent or intentional infliction of emotional stress; defamation; fraud; discrimination and/or harassment based on age, sex, race, religion, national origin, sexual orientation, physical or mental disability, or medical condition; violation of any section of the AIDS Confidentiality Act, the Equal Employment for Persons with Disabilities Code, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, The Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act of 1963, the Age Discrimination Act, the Age Discrimination In Employment Act, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Family Medical Leave Act of 1993, the Immigration Reform and Control Act of 1986, or any other federal, state or local laws or regulations; unpaid wages, salary, overtime compensation, bonuses, commissions, or other compensation of any sort; for damages of any nature, including compensatory, general, special or punitive; or for costs, fees or other expenses, including attorneys’ fees, incurred regarding these matters; provided, however that notwithstanding anything to the contrary set forth herein, this Release shall not extend to claims that I may have for payment under the Separation Agreement between me and the Company dated November 16, 2004 (the “Agreement”) or the Share Repurchase and Deferred Share and Option Cancellation Agreement between me and the Company dated November 16, 2004 or to benefit claims under employee pension benefit plans in which I am a participant by virtue of my employment with the Company (such claims, the “Excluded Claims”).

FURTHER, in consideration of said promises and as a further consideration for the Agreement, I, Samuel Grecco, understand, agree, represent and warrant as follows:

1. That this is a full and final release applying to all unknown and unanticipated injuries, claims, or damages arising out of said employment, as well as to those now known or disclosed and that I, Samuel Grecco, voluntarily waive all rights or benefits, including but not limited to post termination benefits and severance or termination benefits, which I now have (other than the Excluded Claims), with the express intention of releasing and extinguishing unknown or unsuspected obligations, and I warrant that I am currently unaware of any claim(s) (other than the Excluded Claims), rights(s), demands(s), or debt(s), actions(s), obligations(s), liability or causes(s) of action whatsoever against the Company which I have not released pursuant to this Release.

2. That I, Samuel Grecco, recognize that the Company asserts that it shall suffer great embarrassment and substantial economic damage from any publicity or any oral or written publication whatsoever relating to the circumstances of my termination of employment and this settlement, including but not limited to: (a) the fact of this Release or the Agreement; (b) the specific amount or general range of the consideration set forth in the Agreement; (c) the negotiations for the Agreement and Release; (d) any terms of the Agreement or the Release; and (e) any facts regarding the period of employment with Company, except dates and compensation, (hereinafter collectively referred to as the “Confidential Information”). Accordingly, I, Samuel Grecco, warrant and represent that neither I nor anyone acting on my behalf (including without limitation my tax or financial advisors) has initiated or caused to be initiated any publicity or any oral or written communication whatsoever, whether initiated or responsive, concerning the Confidential Information; and shall forever hold confidential and not make public to anyone, whether by oral or written communications or otherwise said Confidential Information except only: (i) to the extent as may be absolutely necessary to accomplish the filing of my income tax returns; (ii) to the extent as may be absolutely necessary to enforce the terms of the Agreement or the Release; or (iii) to the extent as may be specifically compelled by judicial process.

3. That, I, Samuel Grecco, have had the opportunity to consult with a representative of my own choosing with respect to this Release; that I have read this Release; that I am fully aware of its contents and of its legal effect; and I freely and voluntarily entered into it.

4. That, I, Samuel Grecco, will not file or bring any claims, charges, complaints, or other actions against Company arising out of or based upon the circumstances of my employment or my separation from employment, except as otherwise permitted by law.

5. That, I, Samuel Grecco, warrant that except as expressly set forth herein, no representations of any kind or character have been made to me by the Company or any of the Company’s agents, representatives, employees or attorneys (or anyone else purporting to act in any such capacities) to induce me to execute the Agreement or this Release.

6. That, I, Samuel Grecco, acknowledge and agree that the Agreement and Release and the consideration given hereunder is not to be construed as an admission by the Company or as an admission of any act or fact whatsoever.

7. The consideration set forth in the Agreement exceeds any amount and/or consideration to which I would otherwise be entitled under the Company’s standard operating policies, practices, or as required by law. All amounts to which I would be entitled under the Company’s policies, practices and/or as required by law have been tendered to me and are hereby acknowledged. Therefore, said consideration is not paid as wages or other compensation due, but is paid solely in consideration of this Release and the Confidentiality provisions set forth herein.

8. Compliance With Older Workers Benefit Protection Act.

In compliance with the Older Workers Benefit Protection Act (P.L. 101-433), the Company and Samuel Grecco do hereby acknowledge as follows:

(a) That, I, Samuel Grecco, acknowledge that this Release specifically applies to any rights or claims I may have against the Company or any party released herein under the federal Age Discrimination in Employment Act of 1967, as amended;

(b) This Release does not purport to waive rights or claims that may arise from acts or events occurring after the date that this Release is executed by the parties;

(c) That, I, Samuel Grecco, acknowledge that the consideration provided for in the Agreement and the provisions of this Release are in addition to that to which I am already entitled;

(d) That, I, Samuel Grecco, understand that this Release shall be revocable for a seven (7) day period following execution of this Release by me. Accordingly, this Release shall not become effective or enforceable until the expiration of this seven (7) day revocation period.

(e) That, I, Samuel Grecco, acknowledge that I have been advised of my right to consult with an attorney, and have in fact consulted with an attorney, prior to signing this Release and have been given a period of twenty-one (21) days within which to consider whether to sign this Release.

9. This Release is made in the State of North Carolina and shall be interpreted under the laws of said State. Its language shall be construed as a whole, according to its fair meaning and not strictly for or against either party.

10. In the event that it shall be necessary for any party hereto to institute legal action to enforce any of the terms and conditions or provisions contained herein, or for any breach thereof, the prevailing party in such action shall be entitled to costs and reasonable attorneys’ fees.

PLEASE READ CAREFULLY, THIS RELEASE INCLUDES A WAIVER AND A SETTLEMENT OF ALL KNOWN AND UNKNOWN CLAIMS.

DATED: November 12, 2004	SAMUEL G. GRECCO

/s/ Samuel G. Grecco
	Address:	[Completed]

DATED: November 16, 2004	REMINGTON ARMS COMPANY, INC.

	By:	/s/ Mark A. Little
	Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer